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                                   EXHIBIT 4.5


                              CERTIFICATE OF TRUST

                                       OF

                               SEMCO CAPITAL TRUST

         THIS CERTIFICATE OF TRUST OF SEMCO CAPITAL TRUST (the "Trust"), dated July 7, 1998, is being duly executed and filed by the undersigned to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

         1. Name. The name of the business trust to be formed by this Certificate of Trust is SEMCO Capital Trust.

         2. Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is:

                           First Chicago Delaware Inc.
                           300 King Street
                           Wilmington, Delaware  19801

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                        FIRST CHICAGO DELAWARE INC., Trustee,
                                        not in its individual capacity but
                                        solely as Trustee of the Trust


                                        By: /s/ J. Michael Banas
                                           -------------------------------------
                                           Name: J. Michael Banas
                                           Title: Authorized Officer

                                        /s/ Edric R. Mason, Jr.
                                        ----------------------------------------
                                        Edric R. Mason, Jr., as Administrative
                                        Trustee


                                        /s/ Robert J. Digan, II
                                        ----------------------------------------
                                        Robert J. Digan, II, as Administrative
                                        Trustee